UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue

Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 535-4766

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan

At the annual meeting of stockholders of Iron Mountain Incorporated (the “Company”) held on May 25, 2006 (the “Annual Meeting”), the Company’s stockholders approved the second amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan (the “2002 Plan”) increasing the number of shares of Common Stock authorized for issuance under the 2002 Plan to 8,352,543. The second amendment to the 2002 Plan is set forth in Exhibit 10.1 attached hereto and incorporated by reference herein.

Amendment to the Iron Mountain Incorporated 2003 Senior Executive Incentive Program

At the Annual Meeting, the Company’s stockholders approved an amendment to the Iron Mountain Incorporated 2003 Senior Executive Incentive Program (the “2003 SEIP”) increasing the maximum compensation payable thereunder and modifying and re-approving the payment criteria thereunder. The amendment to the 2003 SEIP is set forth in Exhibit 10.2 attached hereto and incorporated by reference herein.

Approval of the Iron Mountain Incorporated 2006 Senior Executive Incentive Program

At the Annual Meeting, the Company’s stockholders also approved the Iron Mountain Incorporated 2006 Senior Executive Incentive Program (the “2006 SEIP”). The 2006 SEIP is set forth in Exhibit 10.3 attached hereto and incorporated by reference herein.

Amended and Restated Compensation Plan for Non-Employee Directors

On May 25, 2006, the Board of Directors of the Company adopted an amended and restated Compensation Plan for Non-Employee Directors (the “Director Plan”). The amended and restated Director Plan is set forth in Exhibit 10.4 attached hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Description

10.1	Second Amendment to the 2002 Stock Incentive Plan

10.2	Second Amendment to the 2003 Senior Executive Incentive Program

10.3	2006 Senior Executive Incentive Program

10.4	Compensation Plan for Non-Employee Directors

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

By: /s/ John F. Kenny, Jr.
Name: John F. Kenny, Jr.
Title: Executive Vice President and Chief Financial Officer

Date: June 1, 2006